UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 20, 2006

Date of Report (Date of earliest event reported)

Pinnacle Data Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-16103	31-1263732
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Port Road

Groveport, Ohio 43125

(Address of principal executive offices)

(614) 748-1150

(Registrant’s Telephone Number, Including Area Code)

NO CHANGE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

(a)	John D. Bair’s Employment Agreement

As reported on the Company’s Form 8-K filed with the Securities and Exchange Commission on March 15, 2006, John D. Bair resigned as the Company’s Chief Executive Officer, effective March 13, 2006. Upon his resignation, Mr. Bair assumed a new position with the Company as Chief Technology and Innovation Officer.

Mr. Bair and the Company had entered into an employment agreement dated January 1, 2005, with respect to his position as Chief Executive Officer. Due to Mr. Bair’s change in positions, on March 20, 2006, his employment agreement was amended and restated to provide that:

Mr. Bair will now be responsible for (1) maintaining active oversight of developments in the Company’s key markets; (2) helping the Company identify new business opportunities; and (3) performing such other services as may be reasonably assigned to him from time to time by the Chief Executive Officer. As Chief Technology and Innovation Officer, Mr. Bair will report to the Chief Executive Officer.

Except as disclosed in this Form 8-K, all other material terms and conditions of Mr. Bair’s employment agreement remain the same.

Michael R. Sayre’s Employment Agreement

The Company’s March 15, 2006 Form 8-K filing also reported that the Board of Directors appointed Michael R. Sayre as the Company’s President and Chief Executive Officer, effective March 13, 2006. Mr. Sayre resigned as the Company’s Executive Vice President, but is continuing as the Company’s Chief Financial Officer and Treasurer on an interim basis.

Mr. Sayre had entered into an employment agreement with the Company dated January 1, 2005, with respect to his positions as Executive Vice President, Chief Financial Officer and Treasurer. To reflect Mr. Sayre’s change in positions, on March 20, 2006, his employment agreement was amended and restated to provide that:

Mr. Sayre will now be responsible for (1) establishing and supervising the implementation of the business policies and operating programs, budgets, procedures, and direction of the Company; (2) monitoring and evaluating the effectiveness of the management of the Company; and (3) implementing strategic plans for the Company.

As the interim Chief Financial Officer and Treasurer, Mr. Sayre will continue to be responsible for (1) accounting, financial reporting and treasury operations; (2) internal controls and audit; (3) obtaining financing for Company operations (dependent upon Company performance and market conditions); (4) coordination of external audit and legal resources; and (5) performing such other services as may be reasonably assigned to him from time to time by the Board of Directors. Mr. Sayre will now report directly to the Board of Directors.

In addition, Mr. Sayre’s annual base salary has been increased from $190,000 to $250,000.

Except as disclosed in this Form 8-K, all other material terms and conditions of Mr. Sayre’s employment agreement remain the same.

The amended and restated employment agreements for John D. Bair and Michael R. Sayre are attached as Exhibits 99.1 and 99.2, respectively.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
99.1	Amended and Restated Employment Agreement between Pinnacle Data Systems, Inc. and John D. Bair, effective March 20, 2006

99.2	Amended and Restated Employment Agreement between Pinnacle Data Systems, Inc. and Michael R. Sayre, effective March 20, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE DATA SYSTEMS, INC.
(Registrant)

/s/ Michael R. Sayre
Michael R. Sayre, President and Chief Executive Officer

Dated: March 21, 2006